Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-221616 on Form S-8 of our reports dated April 29, 2020, relating to the financial statements of Zai Lab Limited and the effectiveness of Zai Lab Limited’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 29, 2020